EXHIBIT 21

               SUBSIDIARIES OF DUKE REALTY INVESTMENTS, INC.

                                       State of         Names Under Which
                                       Incorporation    Subsidiary Does
          Subsidiary                   or Organization  Business
     --------------------------------  ---------------  ------------------------
     Duke Realty Limited Partnership   Indiana          Duke Realty Limited
                                                         Partnership

     Duke Services, Inc.               Indiana          Duke Services, Inc.

     Duke Realty Services Limited      Indiana          Duke Realty Services
     Partnership                                         Limited Partnership

     Duke Realty Construction, Inc.    Indiana          Duke Realty
                                                         Construction, Inc.

     Duke Construction Limited         Indiana          Duke Construction
     Partnership                                         Limited Partnership

     B/D Limited Partnership           Indiana          B/D Limited Partnership

     Lamida Partners Limited           Ohio             Lamida Partners Limited
     Partnership                                         Partnership

     Kenwood Office Associates         Ohio             Kenwood Office
                                                         Associates

     Park Creek Venture                Indiana          Park Creek Venture

     Parkrite Limited Partnership      Indiana          Parkrite Limited
                                                         Partnership

     Post Road Limited Partnership     Indiana          Post Road Limited
                                                         Partnership

     Shadeland Station Office          Indiana          Shadeland Station Office
     Associates II Limited Partnership                   Associates II Limited
                                                         Partnership

     Dugan Realty L.L.C.               Indiana           Dugan Realty L.L.C.

     Duke/Tees Joint Venture           Indiana           Duke/Tees J.V.

     Park Fletcher Limited             Indiana           Park Fletcher Limited
     Partnership 2728                                     Partnership 2728

     Cincinnati Development            Ohio              Cincinnati Development
     Group L.L.C.                                         Group L.L.C.

     Dugan/Office, L.L.C.              Indiana           Dugan/Office, L.L.C.

     625 Building, L.L.C.              Missouri          625 Building, L.L.C.